Contacts:
Brad W. Buss
EVP Finance & Administration and CFO
(408) 943-2754

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902
For Immediate Release

Cypress Reports Third-Quarter 2013 Results
SAN JOSE, Calif., October 17, 2013—Cypress Semiconductor Corp. (NASDAQ: CY) today announced its third-quarter 2013 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included:

•	Revenue and earnings exceeded revised guidance

•	Non-GAAP operating expenses dropped to a 3.5-year low

•	Non-GAAP operating income increased 7% sequentially

•	Dividend yield was 4.9% with a favorable tax treatment
Fellow shareholders:
Our revenue and earnings for the quarter are given below, compared with those of the prior quarter and prior year:
(In thousands, except per-share data)

	NON-GAAP			GAAP
	Q3 2013	Q2 2013	Q3 2012	Q3 2013	Q2 2013	Q3 2012
Revenue	$188,723	$193,466	$203,015	$188,723	$193,466	$203,015
Gross margin	53.8%	53.1%	57.1%	48.6%	47.3%	54.2%
Pretax margin	12.5%	11.5%	16.7%	-5.1%	-3.1%	6.8%
Net income (loss)	$22,015	$21,635	$32,322	$(8,358)	$3,766	$14,332
Diluted EPS (loss per share)	$0.14	$0.14	$0.20	$(0.06)	$0.02	$0.09

Our third quarter revenue declined 2% sequentially and was slightly higher than our recently revised guidance. We were disappointed to lower our guidance for the third quarter, but we experienced unforecasted weakness in the mobile handset market. Our gross margins remained strong at 53.8% and our operating expenses achieved a 3.5-year low. Together, they allowed us to deliver 12.5% pretax profitability, despite the revenue decline.

We will continue to endure volatility and granularity in our mobile handset business in the fourth quarter, leading to a sequential decline of 10% to 14% in revenue, consistent with the guidance given in our pre-announcement. Despite some delays, our design win pipeline remains robust, especially for our new TrueTouch® Gen5 touchscreen products, and we expect to resume revenue growth in early 2014.
BUSINESS REVIEW
+ Our non-GAAP consolidated gross margin for the third quarter was 53.8%, up 0.7 percentage points from the previous quarter, due to customer mix and continued cost-reduction efforts. Excluding our Emerging Technologies Division, our core semiconductor gross margins were 54.8%, a record for the year.
+ Net inventory at the end of the third quarter was $101.0 million, up just $2.5 million from the second quarter despite the revenue weakness.

NET SALES SUMMARY
(In thousands, except percentages)
(Unaudited)

	THREE MONTHS ENDED
	Sept. 29,	June 30,	Sept. 30,	Sequential	Year-over-
Business Unit	2013	2013	2012	Change	Year Change
PSD[1]	$78,136	$81,320	$91,207	-4%	-14%
MPD[1]	$88,743	$88,127	$88,254	1%	1%
DCD[1]	$18,884	$21,296	$21,236	-11%	-11%
ETD[1,2]	$2,960	$2,723	$2,318	9%	28%
Total	$188,723	$193,466	$203,015	-2%	-7%
Geographic
China and ROW	64%	69%	67%	-7%	-4%
Americas	14%	13%	14%	8%	0%
Europe	12%	10%	10%	20%	20%
Japan	10%	8%	9%	25%	11%
Total	100%	100%	100%	0%	0%
Channel
Distribution	74%	75%	74%	-1%	0%
Direct	26%	25%	26%	4%	0%
Total	100%	100%	100%	0%	0%

1.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division: ETD, Emerging Technology Division.

2.
“Emerging Technology” includes businesses outside our core semiconductor businesses outlined in Footnote 1. Includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

THIRD-QUARTER 2013 HIGHLIGHTS
+ Cypress named David Loftus Executive Vice President of Sales and Applications. Loftus joins Cypress from Intersil Corp., where he had served as the Senior Vice President of Worldwide Sales and Corporate Marketing since 2008. The Georgia Tech graduate has more than 20 years of experience in the semiconductor industry. Prior to Intersil, Loftus spent 17 years at Xilinx in various sales and business unit positions, including Vice President and General Manager of the General Products Division and Vice President and Managing Director of Xilinx Asia Pacific based in Hong Kong.
+ Cypress introduced version 3.0 of its PSoC® Creator™ Integrated Design Environment (IDE) for its PSoC 3, PSoC 4 and PSoC 5LP programmable system-on-chip architectures. The new version reduces the compiled code size and includes significant improvements to the integrated firmware editor. It also allows users to configure their PSoC designs and export them to various ARM® IDEs.

+ KORG selected PSoC 3 to implement touchpad and slider controls, voltage sequencing and signal-conversion in its kaossilator 2 and mini kaoss pad 2 portable synthesizers. PSoC 3 integrates three chips from previous-generation Korg products into a one-chip solution.

+ Griffin Technology selected PSoC 3 for its StudioConnect, StudioConnect with Lightning, MIDIConnect and GuitarConnect Pro products, which enable users to connect guitars, keyboards and musical equipment to their Apple iOS devices for recording and mixing. A single PSoC 3 manages both the digital audio interface and Apple’s proprietary MFi (Made for iPod | iPhone | iPad) protocol in these products, enabling communication with Apple devices via the company’s all-digital Lightning connectors.

+ Expanding its TrueTouch Gen5 family, Cypress introduced a new touch controller that brings the world’s best noise-immunity technology to superphones, smartphones, e-readers and tablets with screens up to 8.3 inches. The TMA568 controller also supports a 2.0-mm-tip passive stylus, enabling touchscreens to capture characters as small as 7 mm—an important capability for writing in languages such as Chinese and Japanese. The controller also rejects unintended touch inputs from a user’s palm resting on the screen.

+ Huawei designed TrueTouch controllers into four separate smartphones. Two of these phones use the TrueTouch Gen4 controller, which enables users to navigate touchscreens even through thick gloves in cold weather. Gen 4 also delivers best-in-class touchscreen performance in the presence of electronic noise from after-market chargers.

+ Cypress announced a new CapSense® Express™ capacitive touch-sensing controller family that is optimized to quickly and simply replace mechanical buttons on the front panels of industrial and consumer applications, portable medical devices, gaming devices and home automation systems. The simplicity of use comes from Cypress’s EZ-Click™ software, which streamlines the configuration of these new CapSense controllers to accelerate time-to-market.

+ Cypress expanded its portfolio of programmable, 5-Gbps SuperSpeed USB 3.0 controllers with three devices targeting new applications. The first device, the EZ-USB® CX3™ camera controller, adds USB 3.0 connectivity to image sensors with the standardized Camera Serial Interface (CSI). CX3 is ideally suited for high-definition, high-speed imaging applications. The second device, the EZ-USB FX3S™ storage controller, enables simultaneous links among storage media, an applications processor and a USB 3.0 host. This unrestricted three-way data flow enables new classes of portable devices. The third device, the EZ-USB FX3™ CSP controller is the industry’s smallest USB 3.0 device with a footprint that is 75% smaller than its BGA counterpart.

+ Lenovo, the world’s leading PC supplier, selected Cypress’s PRoC™-UI (Programmable Radio-on-Chip User Interface) solution for its new SmartTouch N800 wireless touch mouse. The single-chip PRoC-UI wireless connectivity solution supports Windows 8 standard gestures.

+ LSI selected Cypress’s nonvolatile Static Random Access Memories (nvSRAMs) for its new 12Gb/s SAS Host Bus Adapter family, used in high-performance servers and storage systems. nvSRAMs were selected because of their high-speed performance, low voltage operation and ability to retain data on power loss. Cypress leads the nonvolatile RAM market with a portfolio that includes the world's fastest (nvSRAM), highest-density (AGIGARAM®), and lowest-power (F-RAM) nonvolatile RAM products.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on September 26, 2013. This dividend will be paid on October 17, 2013.

ABOUT CYPRESS
Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC 1, PSoC 3, PSoC 4, and PSoC 5 programmable system-on-chip families. Cypress is the world leader in capacitive user interface solutions including CapSense touch sensing, TrueTouch touchscreens, and trackpad solutions for notebook PCs and peripherals. Cypress is a world leader in USB controllers, which enhance connectivity and performance in a wide range of consumer and industrial products. Cypress is also the world leader in SRAM and nonvolatile RAM memories. Cypress serves numerous major markets, including consumer, mobile handsets, computation, data communications, automotive, industrial, and military. Cypress trades on the NASDAQ Global Select Market under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the remainder of fiscal year 2013 and beyond are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the markets we serve, including expected volatility in the mobile handset market; the strength and growth of our proprietary and programmable products; our expectations regarding our fourth quarter 2013 and first quarter 2014 revenue levels, earnings leverage, margins, profit and cash flow; the effectiveness of our cost-saving measures; our expectations regarding the demand for our products and how we expect our products to perform, the strength of our design win pipeline, expected market share gains and the expected tax treatment of our dividends. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the state of and future of the global economy, business conditions and growth trends in the semiconductor market, whether our products perform as expected, whether the demand for our proprietary and programmable products is fully realized, whether our product and design wins and kit sales result in increased sales, our ability to manage our business to have strong earnings, reduce operating expenses, factory utilization, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our subsidiaries and Emerging Technology Division, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, TrueTouch, PSoC, CapSense, EZ-USB, and AGIGARAM are registered trademarks, and PSoC Creator, CapSense Express, EZ-Click, CX3, FX3S, FX3 and PRoC are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 29,	December 30,
	2013	2012
ASSETS

Cash, cash equivalents and short-term investments	$101,389	$117,210
Accounts receivable, net	108,200	82,920
Inventories, net (a)	101,031	127,596
Property, plant and equipment, net	259,897	274,427
Goodwill and other intangible assets, net	108,548	113,410
Other assets	116,926	116,066
Total assets	$795,991	$831,629
LIABILITIES AND EQUITY
Accounts payable	$52,809	$58,704
Deferred margin on sales to distributors	137,959	131,192
Income tax liabilities	29,013	47,454
Other liabilities	171,668	185,418
Long-term revolving credit facility	227,000	232,000
Total liabilities	618,449	654,768
Total Cypress stockholders' equity	181,679	180,900
Noncontrolling interest	(4,137)	(4,039)
Total equity	177,542	176,861
Total liabilities and equity	$795,991	$831,629
(a) Net inventories include $4.4 million and $2.8 million of capitalized inventories related to stock compensation expense, as of September 29, 2013 and December 30, 2012, respectively.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	September 29,	June 30,	September 30,
	2013	2013	2012
Revenues	$188,723	$193,466	$203,015
Cost of revenues	97,070	102,041	92,959
Gross margin	91,653	91,425	110,056
Operating expenses:
Research and development	50,429	48,804	46,908
Selling, general and administrative	45,533	48,073	47,328
Amortization of acquisition-related intangibles	1,987	1,987	707
Restructuring charges	3,693	693	66
Total operating expenses, net	101,642	99,557	95,009
Operating income (loss)	(9,989)	(8,132)	15,047
Interest and other income, net	428	2,119	(1,330)
Income (loss) before income taxes	(9,561)	(6,013)	13,717
Income tax provision (benefit)	(774)	(9,343)	(241)
Income (loss), net of taxes	(8,787)	3,330	13,958
Adjust for net loss attributable to noncontrolling interest	429	436	374
Net Income (loss) attributable to Cypress	$(8,358)	$3,766	$14,322
Net Income (loss) per share attributable to Cypress:
Basic	$(0.06)	$0.03	$0.10
Diluted	$(0.06)	$0.02	$0.09
Shares used in net income (loss) per share calculation:
Basic	149,679	147,287	147,673
Diluted	149,679	156,262	160,300

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES(a)
(In thousands, except per-share data)
(Unaudited

	Three Months Ended
	September 29,	June 30,	September 30,
	2013	2013	2012
GAAP gross margin	$91,653	$91,425	$110,056
Stock-based compensation expense	2,804	3,279	4,526
Acquisition-related expense	6,849	1,321	—
Changes in value of deferred compensation plan	265	31	217
Impairment of assets and other	(64)	6,681	1,129
Non-GAAP gross margin	$101,507	$102,737	$115,928

GAAP research and development expenses	$50,429	$48,804	$46,908
Stock-based compensation expense	(6,806)	(6,913)	(5,062)
Acquisition-related expense	(19)	(26)	—
Changes in value of deferred compensation plan	(548)	(99)	(389)
Impairment of assets and other	(1,078)	—	—
Non-GAAP research and development expenses	$41,978	$41,766	$41,457

GAAP selling, general and administrative expenses	$45,533	$48,073	$47,328
Stock-based compensation expense	(9,701)	(10,203)	(6,513)
Acquisition-related expense	(366)	(98)	(547)
Changes in value of deferred compensation plan	(1,181)	(145)	(945)
Impairment of assets and other	131	(160)	—
Non-GAAP selling, general and administrative expenses	$34,416	$37,467	$39,323

GAAP operating income (loss)	($9,989)	($8,132)	$15,047
Stock-based compensation expense	19,311	20,395	16,101
Acquisition-related expense	9,221	3,432	1,254
Changes in value of deferred compensation plan	1,994	275	1,551
Impairment of assets and other	883	6,841	1,129
Restructuring charges	3,693	693	66
Non-GAAP operating income	$25,113	$23,504	$35,148

GAAP net income (loss) attributable to Cypress	($8,358)	$3,766	$14,332
Stock-based compensation expense	19,311	20,395	16,101
Acquisition-related expense	9,221	3,432	1,254
Changes in value of deferred compensation plan	(97)	(21)	48
Impairment of assets and other	883	5,763	1,129
Restructuring charges	3,693	693	66
Tax and tax-related items	(2,638)	(12,393)	(2,246)
Investment-related gains/losses	—	—	1,638
Non-GAAP net income attributable to Cypress	$22,015	$21,635	$32,322

GAAP net income (loss) per share attributable to Cypress - diluted	($0.06)	$0.02	$0.09
Stock-based compensation expense	0.12	0.13	0.10
Acquisition-related expense	0.02	0.02	0.01

Impairment of assets and other	0.05	0.04	0.01
Restructuring charges	0.02	0.01	—
Tax and tax-related items	(0.02)	(0.08)	(0.02)
Investment-related gains/losses	—	—	0.01
Non-GAAP share count adjustment	0.01	—	—
Non-GAAP net income per share attributable to Cypress - diluted	$0.14	$0.14	$0.20
(a) Refer to the accompanying "Notes to Non-GAAP Financial Measures" for a detailed discussion of management's

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 29,	June 30,	September 30,	September 29,	September 30,
	2013	2013	2012	2013	2012
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$7,905	$30,355	$58,065	$46,525	$117,695
Net cash provided by (used in) investing activities	($2,080)	$3,545	$30,510	$570	($17,474)
Net cash provided by (used in) financing activities	$108	($20,502)	($44,508)	($33,748)	($37,609)
Other Supplemental Data (Preliminary):
Capital expenditures	$10,808	$7,771	$5,488	($27,877)	$25,204
Depreciation	$9,745	$10,036	$11,790	($30,136)	$34,140
Payment of dividend	$16,258	$16,138	$16,660	($48,241)	$47,170
Dividend paid per share	$0.11	$0.11	$0.11	$0.33	$0.33
Dividend yield per share (a)	4.9%	4.1%	4.1%	4.9%	4.1%
(a) Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION
CONSOLIDATED DILUTED EPS CALCULATION
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	September 29,		June 30,		September 30,
	2013		2013		2012
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	($8,358)	$22,015	$3,766	$21,635	$14,332	$32,322
Weighted-average common shares outstanding (basic)	149,679	149,679	147,287	147,287	147,673	147,673
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	12,525	8,975	12,500	12,627	13,902
Weighted-average common shares outstanding for diluted computation	$149,679	$162,204	$156,262	$159,787	$160,300	$161,575
Net income (loss) per share attributable to Cypress - basic	($0.06)	$0.15	$0.03	$0.15	$0.10	$0.22
Net income (loss) per share attributable to Cypress - diluted	($0.06)	$0.14	$0.02	$0.14	$0.09	$0.20
	September 29,		June 30,		September 30,
	2013		2013		2012
Average stock price for the period ended	$11.70		$10.72		$11.82
Common stock outstanding at period end (in thousands)	150,833		147,972		145,668

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.
Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investments under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Restructuring charges.

Restructuring charges primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•	Acquisition-related expense.

Acquisition-related expense primarily includes: (1) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (2) costs such as advisory, legal, accounting and other professional or consulting fees related to acquisitions, (3) severance expense incurred in connection with acquisition-related headcount reduction efforts, and (4) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Impairment of assets.

Cypress wrote down the book value of certain assets to their estimated fair value as management determined these assets will be donated, sold or will have no future benefit. Cypress excludes these items because the expense is not reflective of its ongoing operating results. Excluding this data allows investors to better compare Cypress’s period-over-period performance without such expense.

•	Taxes, tax effects and foreign currency gain/loss.

Cypress adjusts for the income tax effect that resulted from the non-GAAP adjustments as described above. Additionally, Cypress also excludes the impact of items that are related to historical activities in nature and not reflective of the ongoing operating results of Cypress, which can include completion of examinations by our U.S. or foreign taxing authorities, lapse of statutes of limitations and the resolution of agreements with domestic and various foreign tax authorities. This also includes foreign currency gain or loss effects on the activities mentioned above.

•	Investment-related gains/losses.

Investment-related gains/losses primarily include: (1) impairment loss related to Cypress’s investment when it determines the decline in fair value is other-than-temporary in nature, and (2) gains/losses related to the sales of its debt and equity investments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and operating performance of Cypress, and in most cases, such transactions have not historically occurred in every quarter. As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.